1 Investor Presentation Q4 2020

2 Forward – Looking Statement The COVID-19 pandemic is adversely affecting us, our customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on our business, financial position, results of operations, liquidity, and prospects is uncertain. Other factors that could cause or contribute to such differences include, but are not limited to: • the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for credit losses ("ACL") on loans and provision for credit losses on loans that may be effected by deterioration in the housing and commercial real estate markets, which may lead to increased losses and nonperforming assets in our loan portfolio, and may result in our ACL on loans no longer being adequate to cover actual losses, and require us to increase our ACL on loans; • changes in general economic conditions either nationally or in our market areas; • changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources; • risks related to acquiring assets in or entering markets in which we have not previously operated and may not be familiar; • fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; • results of examinations of us by the bank regulators, including the possibility that any such regulatory authority may, among other things, initiate an enforcement action against the Company or our bank subsidiary which could require us to increase our ACL on loans, write-down assets, change our regulatory capital position, affect our ability to borrow funds or maintain or increase deposits, or impose additional requirements on us, any of which could affect our ability to continue our growth through mergers, acquisitions or similar transactions and adversely affect our liquidity and earnings; • our ability to control operating costs and expenses; • increases in premiums for deposit insurance; • the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; • staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; • disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems or on the third-party vendors who perform several of our critical processing functions; • our ability to retain key members of our senior management team; • costs and effects of litigation, including settlements and judgments; • our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames or at all, and any goodwill charges related thereto and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, which might be greater than expected; • increased competitive pressures among financial service companies; • adverse changes in the securities markets; • inability of key third-party providers to perform their obligations to us; • changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the FASB, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; and • other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services, including from the COVID-19 pandemic, and the other risks detailed from time to time in our filings with the SEC including our Annual Form 10-K and Quarterly Form 10-Qs. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for future periods to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results and stock price performance.

3 Company Overview - All dollars in thousands unless otherwise noted, except per share amounts.

4 Overview Overview NASDAQ Symbol HFWA Stock Price(1) $26.00 Market Capitalization(1) $933.2 million Institutional Ownership(1) 80.7% Headquarters Olympia, WA # of Branches(2) 53 Year Established 1927 Q4 2020 Financial Highlights Assets $6.62 billion Deposits $5.60 billion Loans receivable $4.47 billion Net Income $23.9 million Pre-tax, Pre-provision Income(3) $25.2 million Net Interest Margin 3.53% Efficiency Ratio 60.50% Tier 1 Leverage Ratio 9.0% Total Risk Based Capital Ratio 14.0% Map obtained from S&P Global Market Intelligence; certain locations of branches overlap on the map. (1) Market information as of February 25, 2021. (2) As of February 25, 2021; incorporates eight branch consolidations completed in January 2021. (3) Non-GAAP financial measure. Refer to Appendix for calculation. HFWA Branch

5(1) Evaluated on a case-by-case basis. COVID-19 Response Employees  Activated our Business Continuity Plan  Approximately 60% of employees have remote capabilities; 37% are fully remote Facilities  Nearly all branch lobbies remain closed; operate by drive-thru or by appointment  Practice recommended CDC guidelines for social distancing and disinfecting Customers  Loan modification programs  Early CD withdrawal, overdraft and other fee waivers(1)  SBA Paycheck Protection Program and other government sponsored programs Loan Portfolio  Consistent monitoring/analysis to identify potential at-risk/higher-risk industries  Daily monitoring of credit draws  Commercial and consumer underwriting changes  Concentration loan-type limit changes  Increased Special Asset Group staffing levels  Discontinued indirect consumer lending business  On-going discussions with customers about credit needs Capital and Liquidity  Suspended repurchase program on March 18, 2020 (reinstituted effective February 1, 2021)  No change to cash dividends, at this time  Well-capitalized across all regulatory capital ratios  Ample balance sheet liquidity, including cash, securities and borrowing capacity

6 Company Strategy Active and disciplined in M&A  Be the "acquirer of choice" in the Pacific Northwest  Most acquisitive bank in Oregon and Washington since 2012 with 5 acquisitions  Target Metrics = IRR of >15% with earnbacks < 3 years Allocate capital to organically grow our core banking business  Successful hiring of individuals and teams of bankers in high-growth and dynamic Seattle and Portland markets  Disciplined approach to concentration risk and active portfolio management Improve operational efficiencies and rationalize branch network  Achieving increased efficiencies with operational scale, internal focus on improving processes and technology solutions  Closed/Consolidated 31 branches since beginning of 2010(1) Generate stable profitability and risk adjusted returns  1.25% return on average assets in 2019 and 0.74% in 2020 (2020 impacted by $36.1 million provision for credit losses)  Total annual shareholder return(2) of 7.7% over the past 5 years vs. KBW Regional Bank Index annual total return of 5.7% Maintain conservative underwriting standards and actively manage the portfolio  Long track record of strong underwriting with conservative risk profile  Disciplined approach to concentration risk Focus on core deposits is key to franchise value over the long term  35.4% noninterest demand deposits to total deposits  Noninterest demand deposit CAGR of 21% since 2015  0.14% cost of total deposits(3); top 20% in the country among publicly traded banks(4) Proactive capital management  History of increasing regular dividends and utilizing special dividends to manage capital  Approved stock repurchase plan  Strong capital ratios: Tier 1 Leverage Ratio = 9.0%; Total Risk Based Capital Ratio = 14.0% (1) As of February 25, 2021; incorporates eight branch consolidations completed in January 2021. (2) Total shareholder return for the period 12/31/2015 - 12/31/2020. (3) For the quarter ended December 31, 2020. (4) Per S&P Global Market Intelligence for Q3'2020 and includes banks nationwide with shares on NASDAQ or NYSE and total assets less than $100 billion.

7 Technology Strategy Objective: Invest in technology to enable Community Banking at Scale Transform Products Robust, integrated and application programming interface- (“API”) driven digital solutions  Implemented “Heritage Direct,” a full suite of upgraded treasury management tools for commercial customers, including online banking, ACH, wires, positive pay, remote deposit capture and merchant services  Deploying a state of the art omni-channel new account opening solution  Developing “widgets” to support exceptional service delivery and tailored user experience in consumer and commercial online banking platforms Empower Employees Train and equip with digital tools and know-how  Completing deployment of a bank-wide business process management (“BPM”) solution to enable real-time transparency into every major process across the company  Continued development of bespoke customer relationship management (“CRM”) solution on Bank proprietary application framework, delivering unprecedented software integration and efficiency  Training and enabling employees to run data-centric, instrumented processes  Deep, API-based integration between Bank application framework and core vendor platforms to enable “first-contact” resolution Engage Customers Leverage data to offer personalized service  BPM and CRM integration to enable automation and transparency of “customer journeys” through all key banking activities  Omni-channel account opening, robust online/mobile offerings, chatbot and other call center upgrades, and first contact resolution tools to enable the Bank to deliver banking where and when the customer needs us Optimize Operations Integrate systems, automate & instrument processes  Further enhancements to Proprietary Commercial Loan Origination System to automate lending processes  Develop an integrated Treasury Management origination system to automate sales, onboarding and on-going support processes  API-based integrations with vendor solutions to enable sustainable process automation

Strong and Diverse Economic Landscape

Heritage Financial CORPORATION

Companies Headquartered in Pacific Northwest



Expedia
REDFIN
Port of Seattle
PACCAR
Zillow
Microsoft
Expeditors
NORDSTROM
f5
Alaska AIRLINES
Weyerhaeuser
Seattle
Tacoma
WASHINGTON
amazon
STARBUCKS COFFEE
COSTCO WHOLESALE
Pasco
Columbia
Vancouver
Portland
Pendleton
NIKE
FREIGHTLINER
The Standard
Salem
Corvallis
Eugene
Bend
LITHIA AUTO STORES
OREGON

- The Seattle and Portland MSAs are thriving local economies with major Fortune 500 companies which include Alaska Air, Amazon, Costco, Expedia, Microsoft, Nike, Nordstrom, Paccar, Starbucks and Weyerhaeuser
- Seattle MSA became ranked the 10th largest regional economy in the U.S. by Gross Domestic Product and grew 5.1% during 2019 to nearly $383 billion[1]
- King County, WA ranks as the fastest growing county in the U.S.[1]
- Washington County and Multnomah County are the fastest growing counties in the state of Oregon[1]
- Washington and Oregon rank #5 and #7 for best economy in CNBC's list of "America's Top States for Business in 2019"[2]
- Seattle has the best market for STEM professionals (science, technology, education and math)[3]
- High levels of migration into Portland – population is expected to grow 5.6% by 2026[4]
- Median household income for the cities of Seattle and Bellevue are 50% and 98% higher, as compared to the nationwide average[4]
- Household income in the Portland MSA is 24% higher than the nationwide average, and is expected to grow by 13.8% through 2026[4]

Map obtained from S&P Global Market Intelligence.
(1) Bureau of Economic Analysis; 2020 Gross Domestic Product by County Report; rank among metros with GDP greater than $30 billion as of December 9, 2020.
(2) www.cnbc.com as of January 27, 2020.
(3) www.wallethub.com as of January 22, 2020.
(4) Per S&P Global Market Intelligence, Claritas as of January 21, 2021.

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9 Seattle-Portland Metro Markets • The Seattle-Tacoma-Bellevue and Portland-Vancouver-Hillsboro MSAs are among the fastest growing metro markets nationwide. • Annual population growth for both Seattle and Portland MSAs have exceeded the average growth rate for the top 15 largest MSAs since 2015 and are expected to grow at a CAGR of 1.3% and 1.1%, respectively, for the five year period from 2022 through 2026. • Median household income for the Seattle MSA has consistently exceeded the average for the top 15 largest MSAs and the nationwide average, while the Portland MSA has consistently exceeded the nationwide average. Annual Population Growth(1) Median Household Income(1) (1) Per S&P Global Market Intelligence, Claritas.

10 Seattle MSA Funds Under Management Funds Under Management(1) = Loans(2) + Deposits • 23 branches in the Seattle MSA market; five branches consolidated into existing branches during October 2020 and January 2021. • SBA PPP loans also had a significant impact on deposit growth. Map obtained from S&P Global Market Intelligence. (1) Prior period information includes branches that were closed or consolidated prior to February 25, 2021. (2) Loan information is provided gross of deferred fees and/or costs and acquired discount and/or premium. MSA Market Map HFWA Branch

11 Portland MSA Funds Under Management Funds Under Management(1) = Loans(2) + Deposits Map obtained from S&P Global Market Intelligence. (1) Prior period information includes branches that were closed or consolidated prior to February 25, 2021. (2) Loan information is provided gross of deferred fees and/or costs and acquired discount and/or premium. MSA Market Map • 7 branches in the Portland MSA market; two branches consolidated into existing branches during January 2021. • SBA PPP loans at also had a significant impact on deposit growth. HFWA Branch

12 Future Growth and Opportunities Pacific Northwest Banking Landscape(1) Map obtained from S&P Global Market Intelligence. (1) Certain locations of bank headquarters overlap on the map; one target in Alaska not shown. (2) Target financial information as of the most recent quarter publicly available. Expected Consolidation and Future Opportunities • Significant number of banks remaining in HFWA footprint, further consolidation is expected. – 8 banks(2) between $150 and $500 million in assets – 10 banks(2) between $500 million and $1.0 billion in assets – 9 banks(2) between $1.0 billion and $2.5 billion in assets • HFWA positioned to be the acquiror of choice in the Pacific Northwest. • Financial parameters include 15% IRR and earnback of < 3 years. • Preferred targets to have commercial relationship banking focus with efficient branch network along the I-5 corridor. Target bank headquarters

13 Historical Growth – Organic and Acquisitive • In addition to organic growth, HFWA has completed 5 whole bank mergers and 2 FDIC-assisted transactions since 2008. Completed 2 FDIC deals - Pierce Commercial Bank and Cowlitz Bank, acquiring $211M and $345M in assets, including goodwill, respectively. Acquired Valley Community Bancshares, Inc. and Northwest Commercial Bank with $254M and $65M in assets, including goodwill, respectively. Merger with Washington Banking Company with $1.7B in assets, including goodwill, respectively. Completed acquisition of Puget Sound Bancorp and Premier Commercial Bancorp with $639M and $440M in assets, including goodwill, respectively.

Deposit Market Share(1)

Heritage Financial CORPORATION

Washington & Oregon - 2008

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$32,880,496	20.36%
2	U.S. Bancorp (MN)	18,200,191	11.27%
3	Washington Mutual Inc. (WA)	18,044,059	11.17%
4	Wells Fargo & Co. (CA)	13,983,430	8.66%
5	KeyCorp (OH)	11,282,327	6.99%
6	Sterling Financial Corp. (WA)	6,314,532	3.91%
7	Washington Federal Inc. (WA)	4,697,167	2.91%
8	Umpqua Holdings Corp. (OR)	3,683,451	2.28%
9	Banner Corp. (WA)	3,511,650	2.17%
10	Frontier Financial Corp. (WA)	3,303,562	2.05%
11	Columbia Banking System Inc. (WA)	2,401,217	1.49%
12	W.T.B. Financial Corp. (WA)	2,355,857	1.46%
13	West Coast Bancorp (OR)	2,082,385	1.29%
14	HomeStreet Inc. (WA)	1,268,125	0.79%
15	Cascade Bancorp (OR)	1,142,435	0.71%
16	AmericanWest Bancorp. (WA)	1,100,332	0.68%
17	Horizon Financial Corp. (WA)	1,097,107	0.68%
18	Yakima Federal S&L Assoc. (WA)	1,094,393	0.68%
19	BNP Paribas SA	1,001,691	0.62%
20	Cascade Financial Corp. (WA)	993,356	0.62%
21	City Bank (WA)	955,179	0.59%
22	Columbia Bancorp (OR)	939,992	0.58%
23	Venture Financial Group Inc. (WA)	916,882	0.57%
24	First Financial Northwest Inc. (WA)	867,502	0.54%
25	Peoples Bancorp (WA)	845,949	0.52%
26	Cashmere Valley Financial Corp. (WA)	841,611	0.52%
27	Heritage Financial Corp. (WA)	802,020	0.50%
28	Liberty Financial Group Inc. (OR)	778,222	0.48%
29	Washington Banking Co. (WA)	733,643	0.45%
30	First Indep. Investment Group Inc. (WA)	684,404	0.42%
31	Pacific Continental Corp. (OR)	676,993	0.42%
32	PremierWest Bancorp (OR)	664,006	0.41%
33	Riverview Bancorp Inc. (WA)	630,220	0.39%
34	Olympic Bancorp Inc. (WA)	626,828	0.39%
35	Zions Bancorp. NA (UT)	571,565	0.35%
36	Whitman Bancorp. Inc. (WA)	527,546	0.33%
37	Washington First Financial Group Inc. (WA)	514,572	0.32%
38	First Fed. S&L Assoc. of Port Angeles (WA)	495,891	0.31%
39	Skagit Bancorp Inc. (WA)	486,490	0.30%
40	Timberland Bancorp Inc. (WA)	480,261	0.30%
	Total For Institutions In Market	$161,492,273	

Out of 148 Institutions

Washington & Oregon - 2013

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$34,290,015	19.44%
2	U.S. Bancorp (MN)	24,912,264	14.12%
3	Wells Fargo & Co. (CA)	22,985,222	13.03%
4	JPMorgan Chase & Co. (NY)	15,638,062	8.87%
5	KeyCorp (OH)	11,805,664	6.69%
6	Washington Federal Inc. (WA)	6,216,841	3.52%
7	Columbia Banking System Inc. (WA)	5,840,021	3.31%
8	Umpqua Holdings Corp. (OR)	5,499,385	3.12%
9	Sterling Financial Corp. (WA)	5,203,136	2.95%
10	Mitsubishi UFJ Financial Group Inc.	3,474,540	1.97%
11	Banner Corp. (WA)	3,255,301	1.85%
12	W.T.B. Financial Corp. (WA)	3,180,411	1.80%
13	HomeStreet Inc. (WA)	1,612,978	0.91%
14	SKBHC Holdings LLC (WA)	1,550,759	0.88%
15	Washington Banking Co. (WA)	1,410,804	0.80%
16	Yakima Federal S&L Assoc. (WA)	1,402,048	0.79%
17	BNP Paribas SA	1,314,955	0.75%
18	Heritage Financial Corp. (WA)	1,227,045	0.70%
19	Peoples Bancorp (WA)	1,119,301	0.63%
20	Cashmere Valley Bank (WA)	1,094,353	0.62%
21	Pacific Continental Corp. (OR)	1,074,590	0.61%
22	Opus Bank (CA)	968,148	0.55%
23	East West Bancorp Inc. (CA)	924,708	0.52%
24	Olympic Bancorp Inc. (WA)	807,112	0.46%
25	HSBC Holdings PLC	801,732	0.45%
26	Cascade Bancorp (OR)	799,971	0.45%
27	Zions Bancorp. NA (UT)	774,168	0.44%
28	Skagit Bancorp Inc. (WA)	666,659	0.38%
29	Riverview Bancorp Inc. (WA)	660,249	0.37%
30	First Financial Northwest Inc. (WA)	642,130	0.36%
31	First Fed. S&L Assoc. of Port Angeles (WA)	598,820	0.34%
32	Timberland Bancorp Inc. (WA)	596,187	0.34%
33	Pacific Financial Corp. (WA)	591,430	0.34%
34	Baker Boyer Bancorp (WA)	467,717	0.27%
35	Olympia Federal S&L Association (WA)	464,913	0.26%
36	Home Federal Bancorp Inc. (ID)	451,386	0.26%
37	First Citizens BancShares Inc. (NC)	415,562	0.24%
38	Citizens Bancorp (OR)	404,324	0.23%
39	Coastal Financial Corp. (WA)	349,343	0.20%
40	Evergreen Federal Bank (OR)	335,918	0.19%
	Total For Institutions In Market	$176,371,225	

Out of 120 Institutions

Washington & Oregon - 2020

Rank	Institution (State)	Deposits in Market (in thousands)	Market Share
1	Bank of America Corporation (NC)	$53,875,256	22.05%
2	U.S. Bancorp (MN)	39,363,813	16.11%
3	Wells Fargo & Co. (CA)	37,357,367	15.29%
4	JPMorgan Chase & Co. (NY)	33,918,863	13.88%
5	KeyCorp (OH)	20,339,619	8.33%
6	Umpqua Holdings Corp. (OR)	16,007,112	6.55%
7	Columbia Banking System Inc. (WA)	12,461,960	5.10%
8	Banner Corp. (WA)	9,267,305	3.79%
9	Washington Federal Inc. (WA)	8,458,020	3.46%
10	W.T.B. Financial Corp. (WA)	6,521,602	2.67%
11	Heritage Financial Corp. (WA)	5,587,287	2.29%
12	HomeStreet Inc. (WA)	3,935,194	1.61%
13	BNP Paribas	3,236,708	1.32%
14	Mitsubishi UFJ Financial	2,986,808	1.22%
15	First Interstate BancSystem (MT)	2,920,782	1.20%
16	HSBC Holdings	2,094,816	0.86%
17	Peoples Bancorp (WA)	2,042,495	0.84%
18	FS Bancorp Inc. (WA)	1,618,253	0.66%
19	Cashmere Valley Bank (WA)	1,585,447	0.65%
20	East West Bancorp Inc. (CA)	1,498,607	0.61%
21	First Repub Bank (CA)	1,399,364	0.57%
22	Yakima FS&LA (WA)	1,376,884	0.56%
23	Zions Bancorp. NA (UT)	1,342,480	0.55%
24	Timberland Bancorp Inc. (WA)	1,319,048	0.54%
25	Coastal Financial Corp. (WA)	1,312,246	0.54%
26	Olympic Bancorp Inc. (WA)	1,214,210	0.50%
27	First Northwest Bancorp (WA)	1,181,630	0.48%
28	Riverview Bancorp Inc. (WA)	1,167,155	0.48%
29	First Financial Northwest Inc (WA)	1,147,742	0.47%
30	Pacific Premier Bancorp (CA)	1,008,108	0.41%
31	Pacific Financial Corp. (WA)	995,159	0.41%
32	Citizens Bancorp (OR)	798,620	0.33%
33	Glacier Bancorp Inc. (MT)	732,045	0.30%
34	Sound Financial Bancorp Inc. (WA)	698,527	0.29%
35	First Citizens BancShares Inc. (NC)	649,359	0.27%
36	Olympia FS&LA (WA)	616,144	0.25%
37	Seattle Bank (WA)	606,235	0.25%
38	Cathay General Bancorp (CA)	600,144	0.25%
39	Baker Boyer Bancorp (WA)	598,602	0.25%
40	Summit Bank (OR)	587,947	0.24%
	Total For Institutions In Market	$294,671,611	

Out of 85 Institutions

(1) Per S&P Global Market Intelligence as of June 30 for the year indicated.

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15 Financial Update - All dollars in thousands unless otherwise noted, except per share amounts.

16 Financial Update – Q4 2020 • Net income was $23.9 million, or $0.66 per diluted share, for the quarter ended December 31, 2020, compared to $16.6 million, or $0.46 per diluted share, for the linked-quarter ended September 30, 2020 and $17.1 million, or $0.47 per diluted share, for the quarter ended December 31, 2019. • Diluted earnings per share were $1.29 for the year ended December 31, 2020 compared to $1.83 for the year ended December 31, 2019. • Completed the consolidation of nine branches on January 22, 2021, a decrease of 15% in total branches. • Efficiency ratio was 60.50% for the quarter ended December 31, 2020 compared to 62.27% for the linked-quarter ended September 30, 2020 and 61.93% for the quarter ended December 31, 2019. • Noninterest expense to average total assets, annualized, was 2.30% for the quarter ended December 31, 2020 compared to 2.17% for the linked-quarter ended September 30, 2020 and 2.57% for the quarter ended December 31, 2019. • Reversal of provision for credit losses was $3.1 million for the quarter ended December 31, 2020 compared to a provision for credit losses of $2.7 million for the linked-quarter ended September 30, 2020. Provision for credit losses was $36.1 million for the year ended December 31, 2020 compared to $4.3 million for the year ended December 31, 2019. • Capital remains strong with Tier 1 leverage ratio of 9.0% at December 31, 2020 compared to 8.8% at September 30, 2020 and total risk-based capital ratio of 14.0% at December 31, 2020 compared to 13.4% at September 30, 2020. • Heritage ranked #1 in Washington on Newsweek’s America’s Best Banks List. • Heritage declared a regular cash dividend of $0.20 per common share on January 27, 2021.

17 Loan Balances and Loan Yields Loan Portfolio Loan Portfolio Composition • $957.2 million (25% of portfolio, excluding SBA PPP loans) of floating and adjustable loans were at their respective interest rate floor as of December 31, 2020. • Consumer loans decreased to 7.3% of the loan portfolio from 7.7% at September 30, 2020 due primarily to cessation of indirect auto lending business earlier in 2020. • SBA PPP loans decreased to 16.0% of the loan portfolio from 18.6% at September 30, 2020 due to SBA loan forgiveness payments commencing during Q4. (1) lncludes Loans held for sale. (2) Loan yields include the average balance of Loans receivable, net and Loans held for sale. (3) Non-GAAP financial measure. Refer to Appendix for calculation. Loan Portfolio Repricing Schedule (excluding SBA PPP loans)

Commercial Business Loan Exposure

Commercial Business Loans by Industry[(1)] Exposure



Health Care and Social Assistance 10.1%
Accommodation and Food Services 6.7%
Retail Trade 5.8%
Construction 5.2%
Manufacturing 4.1%
Other Services (except Public Administration) 4.0%
All other industries 17.7%
Real Estate and Rental and Leasing 46.4%

Industry	Amount	WARR at 12/31/19	WARR at 9/30/20	WARR at 12/31/20
Real Estate and Rental and Leasing	$1,393,140	4.39	4.48	4.52
Health Care and Social Assistance	303,138	4.26	4.51	4.56
Accommodation and Food Services	201,399	4.60	5.96	6.27
Retail Trade	174,763	4.62	4.62	4.63
Construction	154,835	4.58	4.59	4.66
Manufacturing	122,703	5.01	5.07	5.21
Other Services (except Public Administration)	119,725	4.80	4.86	4.88
All Other Industries	530,381	4.71	4.75	4.70
Total	**$3,000,084**	**4.52**	**4.68**	**4.73**

CRE Loans only by Collateral Type



Recreational/School 3.1%
Other CRE 12.3%
Mini-Storage 4.8%
Warehouse 5.0%
Office 22.4%
Single Purpose 5.7%
Motel/Hotel 6.7%
Industrial 13.6%
Mixed Use Property 7.1%
Retail Store/ Shopping Center 11.6%
Multi-Family 7.7%

Collateral Type	Amount	WARR at 12/31/19	WARR at 9/30/20	WARR at 12/31/20
Office	$507,601	4.32	4.48	4.52
Industrial	308,852	4.27	4.36	4.45
Retail Store/Shopping Center	264,040	4.57	4.76	4.79
Multi-Family	175,427	4.44	4.42	4.38
Mixed Use Property	160,667	4.49	4.72	4.77
Motel/Hotel	152,190	4.46	5.81	6.20
Single Purpose	128,670	4.54	4.66	4.82
Warehouse	114,178	4.38	4.41	4.62
Mini-Storage	108,908	4.20	4.22	4.20
Recreational/School	69,193	4.81	5.02	5.14
Other	277,261	4.55	4.59	4.62
Total	**$2,266,987**	**4.43**	**4.62**	**4.70**

(1) Categorized by NAICS code.
Excludes SBA PPP loans
WARR = Weighted average risk rating.

18

19 SBA PPP Loans by Size at December 31, 2020 Funded SBA PPP Loans(1) by Industry(2)Management Commentary SBA PPP Loans Balance % of SBA PPP Count Remaining Deferred Fee Less than $50,000 $37,391 5.2% 1,787 $1,075 $50,000 to $100,000 52,555 7.3 769 1,679 $100,000 to $350,000 169,475 23.7 988 5,611 $350,000 to $2,000,000 305,642 42.8 443 6,057 Greater than $2,000,000 150,058 21.0 49 970 Total $715,121 100.0% 4,036 $15,392 (1) Reflects the funded balance of all SBA PPP loans originated by the Bank over the duration of the first round of the SBA's PPP. (2) Categorized by NAICS code. • Over 4,600 loans totaling $897.4 million were funded over the duration of the first round of the SBA's PPP. • Approximately 21% of loans were issued to new customers. • Received SBA PPP principal and interest forgiveness payments of $159.2 million during the fourth quarter of 2020. • Subsequent to December 31, 2020 and through February 19, 2021, the Bank received SBA PPP principal and interest forgiveness payments of $124.5 million. • Commenced second round of SBA's PPP subsequent to December 31, 2020. • As of February 19, 2021, the Bank has funded 1,724 second round SBA PPP loans totaling $297.1 million with an average balance of $172,000.

20 COVID-19 Related Modifications Management Commentary (1) Categorized by NAICS code. Active Payment Deferral Modifications(1) Balance Count Real Estate and Rental and Leasing $31,998 12 Hotels (except Casino Hotels) and Motels 26,768 5 Restaurants 10,696 22 Parking Lots and Garages 6,569 1 Arts, Entertainment, and Recreation 1,416 5 All Other 15,085 132 Total $92,532 177 % of Active Payment Deferral Modification Status by Risk Rating • Bank completed modifications on 2,041 loans with a March 31, 2020 balance of $666.6 million through December 31, 2020, including 26% completing more than one modification. • Approximately 86% of COVID Modifications with payment deferral no longer on payment deferral status at December 31, 2020. • Active payment deferral modification statistics: ◦ Represents 2.5% of loan portfolio, excluding SBA PPP loans. ◦ Includes 23 loans totaling $22.9 million on nonaccrual status and 54 loans totaling $39.0 million classified as performing TDR. ◦ 73% were in their second or third modification, generally 90-day deferral for each modification. ◦ $69.9 million secured by real estate. ◦ $32.0 million Real Estate and Rental and Leasing includes $11.2 million of retail/shopping facilities, $3.5 million of warehouses and $2.4 million of office space.

21 Higher Risk Industries(1) at December 31, 2020 (1) Categorized by NAICS code and excluding SBA PPP loans. Real Estate and Rental and Leasing • Balance of $125.3 million, or 3.3% of loan portfolio • Unfunded commitment $8.3 million • $85.3 million were granted a COVID-19 modification and $26.8 million are in active payment deferral status • 100% of balance is secured by real estate • Weighted average risk rating of 6.71 (compared to 6.27 at September 30, 2020) • Average loan size of $3.2 million; top 3 loans total $43.6 million • $6.9 million classified as nonaccrual; $1.9 million classified as performing TDR • All loans are current • $56.9 million classified as potential problem loans Restaurants • Balance of $73.1 million, or 1.9% of loan portfolio • Unfunded commitment $6.8 million • $35.3 million were granted a COVID-19 modification and $10.7 million are in active payment deferral status • 60% of balance is secured by real estate • Weighted average risk rating of 6.16 (compared to 6.07 at September 30, 2020) • Average loan size of $317,000; top 3 loans total $8.8 million • $6.9 million classified as nonaccrual; $1.9 million classified as performing TDR • All loans are current except one loan with an amortized cost of $184,000 is in the 30-89 delinquent bucket • $19.6 million classified as potential problem loans Hotels • Balance of $1.56 billion, or 41.5% of loan portfolio • Unfunded commitment $168.8 million • $222.8 million were granted a COVID-19 modification and $32.0 million are in active payment deferral status • 98% of balance is secured by real estate • Weighted average risk rating of 4.54 (compared to 4.51 at September 30, 2020) • Average loan size of $1.0 million; top 3 loans total $51.6 million • $8.4 million classified as nonaccrual; $25.4 million classified as performing TDR • Largest collateral type is offices (including office condos), securing $348.0 million of balance • Retail store/shopping centers collateralize $180.3 million of balance

Credit Quality

Heritage Financial CORPORATION

Management Commentary

- PPL increases primarily attributed to downgrades related to COVID-19.
- PPLs with Covid Modifications totaled $86.8 million at December 31, 2020; $3.7 million of which was in active payment deferral modification status at December 31, 2020.
- $37.2 million of previously classified PPL with COVID Modifications transferred to TDR status during Q4 2020.
- Nonperforming assets at Q4 2020 include only nonaccrual loans.
- Additions to nonaccrual status in Q4 2020 include $2.2 million of loans previously modified under the CARES Act and showed continued decline in credit quality.
- Management actively monitoring credit of loans in payment deferral status; increased Special Asset Department to facilitate consistent messaging.

Potential Problem Loans[1]



PPL Balances (in millions)
$200,000
$160,000
$120,000
$80,000
$40,000
$0
PPLs / Loans
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
2017
2018
2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
2.93%
2.77%
2.33%
2.65%
2.15%
3.42%
4.08%
$42,424
$48,828
$38,544
$43,091
$42,925
$57,340
$54,967
$40,666
$51,968
$48,720
$59,076
$57,629
$102,424
$127,375
Special Mention
Substandard
Doubtful/Loss(2)
PPLs / Loans

Nonperforming Assets and Allowance for Credit Losses



NPAs / Assets
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
ACL / Loans
2.00%
1.50%
1.00%
0.50%
0.00%
2017
2018
2019
Q1 2020
Q2 2020
Q3 2020
Q4 2020
1.88%
1.93%
1.87%
1.13%
0.96%
0.96%
1.23%
1.53%
1.57%
1.57%
0.26%
0.29%
0.82%
0.63%
0.51%
0.79%
0.88%
NPAs / Assets
ACL / Loans
ACL / Loans, excl. SBA PPP(3)

(1) Potential problem loans ("PPL") are risk rated Special Mention or worse, not classified as a TDR or nonaccrual loan and are not individually evaluated for credit loss, but which management is closely monitoring because the financial information of the borrower causes concern as to their ability to meet their loan repayment terms.

(2) Balances not meaningful to disclose in some periods.

(3) Non-GAAP financial measure. Refer to Appendix for calculation.

(4) Nonperforming assets ("NPA") includes loans classified as nonaccrual and other real estate owned.

22

23 Allowance for Credit Losses Management Commentary • Overall, the decrease in ACL is due to decrease in loan balances and slight improvement in economic outlook in the Q4 2020 Macroeconomic forecast. • Q4 2020 net charge-off includes one partial charge-off of a commercial and multifamily real estate construction and land development loan of $417,000 as a result of cost overruns and delays in construction • ACL for unfunded commitments decreased due primarily to increase in commercial and industrial utilization rates, offset by slight decrease in estimated loss rates. • No ACL on investment securities available for sale. Allowance for Credit Losses on Loans Allowance for Credit Losses on Unfunded Commitments

24 Deposit Composition Deposits Deposit Composition • 92.9% of deposits are non-maturity. • Decrease in total deposits primarily relating to a decrease in a public depositor relationship during the quarter Q4. • No significant outflow of deposits from borrowers that received SBA PPP loans. Deposit Balances and Cost of Total Deposits

25 Net Interest Margin Total Asset Composition • 79.8% Loan to deposit ratio. • 23.3% of assets are cash and cash equivalents and investment securities. • Increase in margin due primarily to recognition of the remaining net deferred fees on SBA forgiven SBA PPP loans for Q4 2020. (1) Non-GAAP financial measure. Refer to Appendix for calculation. Net Interest Margin Average Interest Earning Assets Composition

26 Profitability Trends ROATCE(1) Noninterest Expense/Avg. Assets ROAA Net Income and Pre-tax, Pre-provision Income (1) Non-GAAP financial measure. Refer to Appendix for calculation.

27 (1) Non-GAAP financial measure. Refer to Appendix for calculation. (2) Represents FDIC minimum and well-capitalized ratio thresholds for banks. The minimum capital ratio requirement for Tier 1 Leverage and Total Risk Based Capital is 4.0% and 8.0%, respectively. (3) Limited to 15% of total deposits in accordance with Bank's Asset and Liability Management policy. Strong Capital and Sources of Liquidity Tier 1 Leverage Ratio Total Risk Based Capital Tangible Common Equity/Tangible Assets Primary and Secondary Sources of Liquidity Source December 31, 2020 Cash and Cash Equivalents $743,322 Unencumbered Securities 607,273 FHLB and FRB Borrowing Availability 1,045,943 Fed Fund Lines 215,000 Brokered CD Capacity(3) 839,699 Total $3,451,237

28 Shareholder Return - All dollars in thousands unless otherwise noted, except per share amounts.

29 Total Shareholder Return Stock Summary(1) Ticker HFWA Exchange NASDAQ Stock Price $26.00 Market Cap. (in millions) $933.2 Dividend Yield (Regular Div. Only) 3.08% Average Daily Volume (3 month) Avg. Daily Volume (Shares) 147,702 Avg. Daily Volume ($000s) $3,840 52-Week High and Low Price 52-Week High (1/19/2021) 26.49 52-Week Low (5/14/2020) 14.65 Per Share Tg. Book Value Per Share $15.77 EPS - 2021E $1.53 EPS - 2022E $1.35 Number of Research Analysts 6 Valuation Ratios Price / Tg. Book Value 164.9% Price / 2021E EPS 17.0x Price / 2022E EPS 19.3x Dividends Per Share Declared(1) Total Return – Last 12 Months(1) (1) As of February 25, 2021.

30 Appendix - Reconciliations of Non-GAAP Financial Measures - All dollars in thousands unless otherwise noted, except per share amounts.

Non-GAAP Financial Measures

Heritage Financial CORPORATION

	2017 YTD	2018 YTD	2019 YTD	2020 YTD	2020 Q1	2020 Q2	2020 Q3	2020 Q4
Pre-tax, Pre-provision Income:								
Net income (loss) (GAAP)	$41,791	$53,057	$67,557	$46,570	$12,191	$(6,139)	$16,636	$23,882
Exclude income tax (benefit) expense	18,356	11,238	13,488	6,610	640	(936)	2,477	4,429
Exclude provision for (reversal of provision for) credit losses	4,220	5,129	4,311	36,106	7,946	28,563	2,730	(3,133)
Pre-tax, pre-provision income (non-GAAP)	$64,367	$69,424	$85,356	$89,286	$20,777	$21,488	$21,843	$25,178
Loan Yield, excluding SBA PPP Loans, Annualized:								
Interest and fees on loans (GAAP)	$129,213	$175,466	$189,515	$192,417	$46,277	$48,404	$47,647	$50,089
Exclude impact on loan yield from SBA PPP loan interest and fees	—	—	—	(19,472)	—	(4,923)	(5,810)	(8,739)
Adjusted interest and fees on loans (non-GAAP)	$129,213	$175,466	$189,515	$172,945	$46,277	$43,481	41,837	$41,350
Average loans receivable, net (GAAP)	$2,703,934	$3,414,424	$3,668,665	$4,335,564	$3,748,573	$4,442,108	$4,605,389	$4,540,962
Exclude average SBA PPP loans	—	—	—	(589,635)	—	(667,390)	(863,127)	(822,460)
Adjusted average loans receivable, net (non-GAAP)	$2,703,934	$3,414,424	$3,668,665	$3,745,929	$3,748,573	$3,774,718	$3,742,262	$3,718,502
Loan yield, annualized (GAAP)	4.78 %	5.14 %	5.17 %	4.44 %	4.97 %	4.38 %	4.12 %	4.39 %
Loan yield, excluding SBA PPP loans, annualized (non-GAAP)	4.78 %	5.14 %	5.17 %	4.60 %	4.97 %	4.63 %	4.45 %	4.42 %
ACL on Loans to Loans Receivable, excluding SBA PPP Loans:								
Allowance for credit losses on loans	$32,086	$35,042	$36,171	$70,185	$47,540	$71,501	$73,340	$70,185
Loans receivable (GAAP)	$2,849,071	$3,654,160	$3,767,879	$4,468,647	$3,852,376	$4,666,333	$4,666,730	$4,468,647
Exclude SBA PPP loans	—	—	—	(715,121)	—	(856,490)	(867,782)	(715,121)
Loans receivable, excluding SBA PPP (non-GAAP)	$2,849,071	$3,654,160	$3,767,879	$3,753,526	$3,852,376	$3,809,843	$3,798,948	$3,753,526
ACL on loans to Loans receivable (GAAP)	1.13 %	0.96 %	0.96 %	1.57 %	1.23 %	1.53 %	1.57 %	1.57 %
ACL on loans to Loans receivable, excluding SBA PPP loans (non-GAAP)	1.13 %	0.96 %	0.96 %	1.87 %	1.23 %	1.88 %	1.93 %	1.87 %

31

Non-GAAP Financial Measures

Heritage Financial CORPORATION

	2017 YTD	2018 YTD	2019 YTD	2020 YTD	2020 Q1	2020 Q2	2020 Q3	2020 Q4
Net Interest Margin, excluding Incremental Accretion on Purchased Loans, Annualized:								
Net interest income (GAAP)	$139,363	$186,993	$199,682	$200,997	$48,551	$50,313	$49,678	$52,455
Exclude incremental accretion on purchased loans	(6,320)	(7,964)	(4,876)	(3,446)	(1,012)	(696)	(944)	(795)
Adjusted net interest income (non-GAAP)	$133,043	$179,029	$194,806	$197,551	$47,539	$49,617	$48,734	$51,660
Average total interest earning assets, net	$3,547,786	$4,358,643	$4,729,885	$5,535,236	$4,811,769	$5,552,494	$5,855,240	$5,913,765
Net interest margin, annualized (GAAP)	3.93 %	4.29 %	4.22 %	3.63 %	4.06 %	3.64 %	3.38 %	3.53 %
Net interest margin, excluding incremental accretion on purchased loans, annualized (non-GAAP)	3.75 %	4.11 %	4.12 %	3.57 %	3.98 %	3.59 %	3.32 %	3.48 %
Return on Average Tangible Common Equity:								
Net Income (GAAP)	$41,791	$53,057	$67,557	$46,570	$12,191	$(6,139)	$16,636	$23,882
Add amortization of intangible assets	1,286	3,819	4,001	3,525	903	903	860	859
Exclude tax effect of adjustment	(450)	(802)	(840)	(740)	(190)	(190)	(181)	(180)
Tangible net income (non-GAAP)	$42,627	$56,074	$70,718	$49,355	$12,904	$(5,426)	$17,315	$24,561
Average stockholders' equity (GAAP)	$499,776	$687,094	$789,502	$805,580	$806,071	$807,539	$799,738	$808,999
Exclude average intangible assets	(125,774)	(230,282)	(259,667)	(255,898)	(257,234)	(256,338)	(255,453)	(254,587)
Average tangible common stockholders' equity (non-GAAP)	$374,002	$456,812	$529,835	$549,682	$548,837	$551,201	$544,285	$554,412
Return on average equity, annualized (GAAP)	8.36 %	7.72 %	8.56 %	5.78 %	6.08 %	(3.06)%	8.28 %	11.74 %
Return on average tangible common equity, annualized (non-GAAP)	11.40 %	12.28 %	13.35 %	8.98 %	9.49 %	(3.96)%	12.66 %	17.62 %

32

Non-GAAP Financial Measures

	2017	2018	2019	2020 Q1	2020 Q2	2020 Q3	2020 Q4
Potential Problem Loans to Loans Receivable, excluding SBA PPP Loans:							
Potential problem loans	$83,543	$101,320	$87,888	$102,167	$100,554	$159,764	$182,342
Loans receivable (GAAP)	$2,849,071	$3,654,160	$3,767,879	$3,852,376	$4,666,333	$4,666,730	$4,468,647
Exclude SBA PPP loans	—	—	—	—	(856,490)	(857,782)	(715,121)
Loans receivable, excluding SBA PPP (non-GAAP)	$2,849,071	$3,654,160	$3,767,879	$3,852,376	$3,809,843	$3,808,948	$3,753,526
Potential problem loans to loans receivable (GAAP)	2.93 %	2.77 %	2.33 %	2.65 %	2.15 %	3.42 %	4.08 %
Potential problem loans to loans receivable, excluding SBA PPP (non-GAAP)	2.93 %	2.77 %	2.33 %	2.65 %	2.64 %	4.21 %	4.86 %
Tangible Common Equity to Tangible Assets:							
Total stockholders' equity (GAAP)	$508,305	$760,723	$809,311	$798,438	$793,652	$803,129	$820,439
Exclude intangible assets	(125,117)	(261,553)	(257,552)	(256,649)	(255,746)	(254,886)	(254,027)
Tangible common equity (non-GAAP)	$383,188	$499,170	$551,759	$541,789	$537,906	$548,243	$566,412
Total assets (GAAP)	$4,113,270	$5,316,927	$5,552,970	$5,587,300	$6,562,359	$6,685,889	$6,615,318
Exclude intangible assets	(125,117)	(261,553)	(257,552)	(256,649)	(255,746)	(254,886)	(254,027)
Tangible assets (non-GAAP)	$3,988,153	$5,055,374	$5,295,418	$5,330,651	$6,306,613	$6,431,003	$6,361,291
Total assets (GAAP)	$4,113,270	$5,316,927	$5,552,970	$5,587,300	$6,562,359	$6,685,889	$6,615,318
Exclude intangible assets	(125,117)	(261,553)	(257,552)	(256,649)	(255,746)	(254,886)	(254,027)
Exclude SBA PPP loans	—	—	—	—	(856,490)	(867,782)	(715,121)
Tangible assets, excluding SBA PPP loans (non-GAAP)	$3,988,153	$5,055,374	$5,295,418	$5,330,651	$5,450,123	$5,563,221	$5,646,170
Stockholders' equity to total assets (GAAP)	12.4 %	14.3 %	14.6 %	14.3 %	12.1 %	12.0 %	12.4 %
Tangible common equity to tangible assets (non-GAAP)	9.6	9.9	10.4	10.2	8.5	8.5	8.9
Tangible common equity to tangible assets, excluding SBA PPP loans (non-GAAP)	9.6 %	9.9 %	10.4 %	10.2 %	9.9 %	9.9 %	10.0 %

33

34 Questions and Answers